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                                AARON RENTS, INC.

                        4,000,000 SHARES OF COMMON STOCK
                            PAR VALUE $0.50 PER SHARE

                             UNDERWRITING AGREEMENT

                                  May 18, 2006

SunTrust Capital Markets, Inc.
Morgan Keegan & Company, Inc.
Stifel, Nicolaus & Company, Incorporated
Wachovia Capital Markets, LLC
BB&T Capital Markets, a division of Scott and Stringfellow, Inc.
      c/o SunTrust Capital Markets, Inc.
      3333 Peachtree Road, NE
      Atlanta, GA  30326

Ladies and Gentlemen:

      Aaron Rents, Inc., a Georgia corporation (the "Company"), and R. Charles Loudermilk, Sr., in his individual capacity (in such capacity "Selling Shareholder"), propose to sell to the several underwriters named in Schedule I (collectively, the "Underwriters") an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's common stock, $0.50 par value per share (the "Common Stock"), of which 3,000,000 shares will be sold by the Company and 1,000,000 shares will be sold by the Selling Shareholder. The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule I opposite the name of such Underwriter.

      Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company and the Selling Shareholder grant to the Underwriters an option to purchase up to an additional 600,000 shares of Common Stock, of which 450,000 shares may be sold by the Company and 150,000 shares may be sold by the Selling Shareholder (the "Option Shares"), which option shall be exercisable in the manner, and such Option Shares shall be sold in the denominations, set forth in Section 3(b) below. The Firm Shares and Option Shares are herein sometimes referred to as the "Shares."

      Section 1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

      (a) The Company has prepared an "automatic shelf registration statement" (as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")) on Form S-3 (File No. 333-133913) with respect to the Shares, including a preliminary form of prospectus subject to completion, in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (all such rules and regulations, including, without limitation, Regulation S-X and Regulation S-K to the extent applicable, are referred to as the "Securities Act Regulations"). Such registration statement became effective under the Securities Act not earlier than the date that is three years prior to the date hereof and is effective under the

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Securities Act. The Company has prepared in the same manner, and proposes to file with the Commission, a final prospectus in accordance with Rules 430B and 424(b) of the Securities Act Regulations.

      The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement became effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as defined below), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430B Information contained in any Prospectus (as defined below) and deemed to be included in such registration statement at the time such registration statement became effective as provided by Rule 430B of the Securities Act Regulations. The term "Effective Date" shall mean the date and time when the Registration Statement became and the time when any post-effective amendment thereto becomes effective under the Securities Act. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph or any preliminary prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. The term "Prospectus" as used in this Agreement shall mean the final prospectus relating to the Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. The term "Free Writing Prospectus" as used herein shall have the meaning set forth in Rule 405 of the Securities Act Regulations. The term "Issuer Free Writing Prospectus" as used herein shall have the meaning set forth in Rule 433 of the Securities Act Regulations. The term "Disclosure Package" as used herein shall mean the Preliminary Prospectus as most recently amended or supplemented prior to the Initial Time of Sale (as defined below), together with the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, any other Free Writing Prospectuses that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and the pricing terms of the offering of the Shares specified on Schedule III hereto. The term "Rule 430B Information" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430B of the Securities Act Regulations to be omitted from the Registration Statement when it became effective. Any references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to paragraph (a) of Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of Disclosure Package or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, unless expressly stated otherwise, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which are or will be incorporated by reference in the Prospectus, or any amendment or supplement thereto during the period the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is required under the Securities Act to be delivered in connection with the sale of the Shares by the Underwriters or any dealer (the "Prospectus Delivery Period"). The "Initial Time of Sale" means 7:20 p.m. Eastern time on the date hereof.

      (b) At the time of filing of the Registration Statement and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Shares in reliance on Rule 163, the Company was a "well-known seasoned issuer" (as defined in Rule 405 of the Securities Act Regulations) eligible to use

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Form S-3 under the Securities Act, including not having been an "ineligible issuer" (as defined in Rule 405 of the Securities Act Regulations) at any of such times. The Company has not received any objection from the Commission pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

      (c) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Disclosure Package or the Prospectus has been issued under the Securities Act, and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission or the state securities authority of any jurisdiction (and any request on the part of the Commission or any such state securities authority for additional information has been complied with).

      (d) The Registration Statement conformed and will conform in all material respects on the Effective Date and the Closing Date (as defined in Section 3(c)), and any amendment to the Registration Statement filed after the date of this Agreement will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus conformed, and the Prospectus and any amendments or supplements thereto will conform in all material respects when filed with the Commission to the requirements of the Securities Act and the Securities Act Regulations.

      (e) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company (i) by any Underwriter expressly for use in the Registration Statement, it being understood and agreed that the only such information consists of the information specified in Section 9(f) hereof or (ii) by the Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

      (f) The Prospectus will not, as of its date and on any Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company (i) by any Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information specified in Section 9(f) hereof or (ii) by the Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

      (g) The Disclosure Package did not, at the Initial Time of Sale, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company (i) by any Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information specified in Section 9(f) hereof and (ii) by the Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

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      (h) The Incorporated Documents conformed when filed, and any further
Incorporated Documents will conform when filed, in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; the Incorporated Documents did not, and any further Incorporated Documents will not, when filed contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (i) The Company has not made (other than as listed on Schedule II) any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of SunTrust Capital Markets, Inc. ("SunTrust") on behalf of the Underwriters; the Company has complied with the requirements of Rule 433 of the Securities Act Regulations with regard to each Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the offering and sale of the Shares, did not and will not include any information that conflicts with the information contained in the Registration Statement and the Prospectus. Each Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and any other Free Writing Prospectus that the Company and the Underwriters have agreed to treat as part of the Disclosure Package, did not, when issued and filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (j) The Company and each subsidiary of the Company listed on Schedule 2(j) (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own and lease its properties and conduct its business as currently carried on and as contemplated in the Disclosure Package and the Prospectus. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as currently carried on and as contemplated in the Disclosure Package and the Prospectus, requires such qualification, except where the failure to do so would not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or cash flows of the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect"). Other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities or interests representing greater than 5% of the outstanding capital stock or other equity securities or interests of any corporation, partnership, limited liability company, joint venture, association or other entity.

      (k) All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and except as set forth in the Disclosure Package and the Prospectus, all of the capital stock of each Subsidiary is owned by the Company, directly or through its Subsidiaries, free from all liens, encumbrances, equities and claims.

      (l) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions, including the issuance, sale and delivery of the Shares, contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

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      (m) Each consent, approval, authorization, order, designation or filing by or with any court or governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been made or obtained by the Company and is in full force and effect, except as may be required under applicable state securities or Blue Sky laws. The issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company or any Subsidiary under, its articles or certificate of incorporation or bylaws, each as amended, (ii) will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company or any Subsidiary, under, any provision of any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which it or its properties or assets is subject and (iii) will not result in a breach or violation of any statute, rule or regulation applicable to, or any judgment, decree or order of any court or governmental agency or body having jurisdiction over, the Company or any Subsidiary or any of their properties.

      (n) The authorized, issued and outstanding capital stock of the Company is set forth in the Disclosure Package and the Prospectus under the caption "Capitalization." All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Disclosure Package and the Prospectus. There are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company. Except as described in the Disclosure Package and the Prospectus, there are no warrants, options or other rights to purchase any securities of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale.

      (o) The Shares to be sold by the Company have been duly and validly authorized and, when issued and delivered by the Company and paid for pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

      (p) The consolidated historical financial statements of the Company (including all related notes) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as noted in the notes thereto). No other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in either the Registration Statement, the Disclosure Package or the Prospectus. The financial information included under the headings "Prospectus Summary--Summary Financial and Operating Data," "Capitalization," "Selected Financial and Operating Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Disclosure Package and the Prospectus presents fairly the information shown therein and, to the extent based upon or derived from the historical consolidated

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financial statements of the Company, has been compiled on a basis consistent with such financial statements.

      (q) Ernst & Young LLP, which has examined and is reporting upon certain of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Securities Act Regulations.

      (r) Neither the Company nor any of its Subsidiaries has sustained, since December 31, 2005, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitration, or from any court or governmental action or inaction, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any change in the outstanding capital stock (other than pursuant to the Company's 401(k) plan or pursuant to the exercise of outstanding stock options granted under stock option plans of the Company described in the Prospectus), long-term debt, obligations under capital leases or short-term borrowings of the Company or any of its Subsidiaries, (ii) any event or development which could reasonably be expected to have a Material Adverse Effect; or (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its Subsidiaries, except for liabilities or obligations incurred in the ordinary course of business or which otherwise would not reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.

      (s) Neither the Company nor any of its Subsidiaries is in breach of or default (nor has any event occurred, nor does any state of facts exist, which with notice or after the lapse of time or both, would constitute a breach or default) under (i) its articles or certificate of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective properties is subject or (iii) any statute, rule or regulation applicable to, or any judgment, decree or order of any court or governmental agency or body having jurisdiction over, the Company or any of its Subsidiaries except in the case of
(ii) or (iii) where the consequences of such breach or default would not reasonably be expected to have a Material Adverse Effect.

      (t) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Company has not authorized or conducted, and otherwise has no knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or handling of (in an amount or of a type that has been or must be reported to any governmental agency, violates any Environmental Law (as hereinafter defined), or has required or could require remediation expenditures) any hazardous substance, asbestos, radon, polychlorinated biphenyl ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, "Hazardous Materials"), on, at, in, or under any real property owned, leased or used by the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, the Company and each of its Subsidiaries are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste,

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releases or discharges of Hazardous Materials, health, safety, natural resources, or the environment (collectively, "Environmental Laws") and (iii) to the knowledge of the Company, the Company and each of its Subsidiaries have obtained, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries have received any written or oral notice from any governmental entity or any other person, and there is no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened claim, litigation or any administrative agency proceeding, that: (A) alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries, (B) alleges that the Company or any of its Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., or any similar state law, (C) has resulted in or could result in the attachment of an environmental lien on any real property owned, leased or used by the Company or any of its Subsidiaries or (D) alleges the existence of contamination or a release of Hazardous Materials at, on, under, in, or from any of such real property, damage to natural resources, property damage, or personal injury based on activities of the Company or any of its Subsidiaries, or the activities of its predecessors, if any, or third parties (whether at the real property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

      (u) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material items of personal property owned by them, in each case free and clear of all liens, encumbrances, equities and claims except such as are described in the Disclosure Package and the Prospectus or such as are not materially burdensome and do not have or will not have a Material Adverse Effect on the use of the property or conduct of the business of the Company; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect.

      (v) Except as described in the Disclosure Package and the Prospectus, there is not pending, nor to the Company's knowledge threatened, any action, suit, proceeding, inquiry or investigation against the Company, any of its Subsidiaries or to which the properties, assets or rights of the Company or any of its Subsidiaries are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would, if determined adversely to the Company, reasonably be expected to have a Material Adverse Effect.

      (w) There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement, which have not been described or filed as required.

      (x) The Company and each of its Subsidiaries holds and is operating in compliance with all permits, licenses, approvals, consents, orders, certifications and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate federal, state or local governmental agencies or bodies as are necessary to own or lease its properties and to carry on its businesses as presently conducted, except where a failure to so declare, file, own, possess

                                       7
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or obtain such Governmental Licenses or to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (y) The Company and its Subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that
(i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with applicable law and the authorizations of management and the boards of directors of the Company and its Subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company and its Subsidiaries' assets that could have a material effect on the consolidated financial statements of the Company.

      (z) The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it has filed or will file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms.

      (aa) The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002, including the related rules and regulations promulgated thereunder by the Commission and the New York Stock Exchange (the "NYSE").

      (bb) Neither the Company nor any Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in each case in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company and/or such Subsidiary except for such extensions of credit as are (i) permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way.

      (cc) The Company and each Subsidiary have filed all federal, state, local and foreign income, franchise, property and other tax returns and tax forms required to be filed or has duly obtained extensions of time for the filing thereof (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect). The Company or such Subsidiary has paid or made adequate reserves for any taxes that were payable pursuant to said returns, other than any which the Company or any Subsidiary is contesting in good faith and as to which adequate reserves have been provided. Such returns and forms are complete and correct in all material respects. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted or, to the knowledge of the Company, which might be reasonably asserted against the Company or any Subsidiary that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                                       8
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      (dd) Neither the Company nor any of its Subsidiaries, nor any of their officers, directors, or affiliates, have taken directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or that violates Regulation M of the Commission in any respect.

      (ee) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Shares have been approved for listing on the NYSE, subject to official notice of issuance.

      (ff) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Disclosure Package and the Prospectus.

      (gg) The Company has not sold or issued any securities that would be integrated with the offering of the Shares pursuant to the Securities Act or the Securities Act Regulations or interpretations thereof by the Commission.

      (hh) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, shareholders, employees, affiliates, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

      (ii) Except as otherwise disclosed in the Disclosure Package and the Prospectus, each employee benefit plan established, maintained or contributed to by the Company or any Subsidiary (including but not limited to those benefit plans defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), the administrator and fiduciaries of each employee benefit plan, the Company and each Subsidiary are in compliance (i) in all material respects with all currently applicable provisions of ERISA, (ii) in all material respects with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and (iii) in all material respects with the applicable requirements of any other statute, rule or regulation governing each employee benefit plan; to the Company's and each Subsidiary's knowledge, no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in Section 3(2) ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred, and does not expect to incur, liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

      Section 2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter and agrees that:

      (a) This Agreement has been duly executed and delivered by the Selling Shareholder.

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      (b) Each consent, approval, authorization, order, designation or filing by or with any court or governmental agency or body necessary for the sale and delivery of the Shares to be sold by the Selling Shareholder, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Selling Shareholder, has been made or obtained, and is in full force and effect, except as may be required under applicable state securities or Blue Sky laws. The sale and delivery of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (i) will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Selling Shareholder under, any provision of any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Selling Shareholder is a party or by which he is bound and (ii) will not result in a breach or violation of any statute, rule or regulation applicable to, or any judgment, decree or order of any court or governmental agency or body having jurisdiction over, the Selling Shareholder or any of his properties.

      (c) The Selling Shareholder has good and valid title to the Shares being sold by him hereunder, free and clear of any and all liens, encumbrances, equities and claims.

      (d) The Shares to be sold by the Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of Georgia. Upon the delivery of and payment for such Shares as contemplated herein, the Underwriters will receive good title to the Shares purchased by them, respectively, from the Selling Shareholder, free and clear of any and all liens, encumbrances, equities and claims.

      (e) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares to be sold by him or that violates Regulation M of the Commission in any respect.

      (f) Except as set forth in the Disclosure Package and the Prospectus, the Selling Shareholder is disposing of his Shares hereunder for his own account and is not selling such Shares, directly or indirectly, for the benefit of the Company.

      (g) The Selling Shareholder (i) does not have any rights for or relating to the registration of any securities of the Company with respect to the filing of the Registration Statement or the offering or sale of the Shares as contemplated by this Agreement, (ii) does not have any preemptive or similar right to purchase any of the Shares that are to be sold by the Company pursuant to this Agreement and (iii) except as described in the Disclosure Package and the Prospectus, does not own any warrants, options or other rights to purchase any securities of the Company.

      (h) The Selling Shareholder is familiar with the Registration Statement and the Disclosure Package, the information set forth therein respecting him is true and complete and he knows of no material adverse information with respect to the business operations of the Company and the Subsidiaries that is not disclosed in the Registration Statement and the Disclosure Package.

      (i) Neither the Selling Shareholder nor any of his affiliates, directly, or indirectly through one or more intermediaries, is or controls, is controlled by, or is under common control with, or is associated with, any member firm of the National Association of Securities Dealers, Inc. (the "NASD").

      (j) The Selling Shareholder does not believe that any of the representations and warranties of the Company contained in Section 1 hereof are not true and correct in all material respects.

      (k) The Selling Shareholder has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

      (l) The Selling Shareholder has not made any offer relating to the Shares that would constitute a Free Writing Prospectus (a "Selling Shareholder Free Writing Prospectus") without the prior consent of SunTrust on behalf of the Underwriters, and he has not used, referred to or distributed any such Selling Shareholder Free Writing Prospectus. The Selling Shareholder has complied with the requirements of Rule 433 the Securities Act Regulations with regard to each Selling Shareholder Free Writing Prospectus.

      Section 3. Sale and Delivery of Shares to the Underwriters; Closing.

      (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree to sell to the Underwriters named in Schedule I hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price of $24.4625 per share (representing a public offering price of $25.75 per share, less an underwriting discount of $1.2875 per share), the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

      (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 Option Shares on the same terms and conditions as the Firm Shares. The option hereby granted will expire if not exercised within the 30-day period after the date of this Agreement. The option granted hereby may be exercised by the Underwriters, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares, by giving written notice to the Company. The notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by SunTrust but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. Upon exercise of such option, the obligations of each Underwriter shall be to purchase that number of Option Shares determined (as adjusted by SunTrust in such a manner to avoid fractional shares) by multiplying the number of Option Shares being purchased by all Underwriters by a fraction, the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I and the denominator of which is the total number of Firm Shares.

      (c) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424 or at such other place as shall be agreed upon by the Company and SunTrust, at 9:00 A.M., either (i) on the third business day after the "trade" date determined pursuant to rules of the Commission, or (ii) at such other time not more than ten full business days thereafter as SunTrust and the Company shall determine (unless, in either case, postponed pursuant to Section 12 hereof) (such date and time of payment and delivery being herein called the "Closing Time") (the Closing Time and the Date of Delivery, if any, being sometimes referred to as a "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of Alston & Bird LLP in the manner set forth above, or at such other place as the Company and SunTrust shall determine, on the Date of Delivery as specified in the notice from SunTrust to the Company. Payment for the Firm Shares and the Option Shares in immediately available funds shall be made by wire transfer to the respective bank accounts designated by the Company and the Selling Shareholder, against delivery to the Underwriters of the Shares to be purchased by them.

      (d) The Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Date. The Shares will be made available at the offices of the transfer agent for the Common Stock, or at such other place as SunTrust may designate, for examination and packaging not later than 9:00 A.M. (prevailing Eastern time) at least one full business day prior to the Closing Time or the Date of Delivery, as the case may be.

      (e) Each of the Company and the Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of Shares contemplated hereby (including in connection with the process leading thereto and the determination of the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, none of the Underwriters is advising the Company or the Selling Shareholder as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Selling Shareholder shall consult with its own advisors concerning such matters to the extent it or he deems appropriate and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters as principals and shall not be on behalf of the Company or the Selling Shareholder. Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature, or owes a fiduciary or similar duty, to the Company or the Selling Shareholder in connection with the transactions contemplated hereby or the process leading thereto.

      Section 4. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

      (a) The Company will prepare and file the Prospectus in a form reasonably acceptable to the Underwriters and file the Prospectus, pursuant to the applicable provisions of Rule 424(b) of the Securities Act Regulations, not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement. The Company promptly will notify the

Underwriters and confirm the notice in writing (i) when any amendment or supplement to the Registration Statement or the Prospectus shall have been filed and will furnish the Underwriters with copies thereof, (ii) of any request by the Commission that the Company amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iii) of any objection by the Commission to the use of the form of the Registration Statement or any amendment thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus and (v) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution or threat of any proceedings for any of such purposes. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, the Company promptly will use its best efforts to obtain its withdrawal; if at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective under the Securities Act as soon as practicable and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice. References herein to the Registration Statement shall include such new registration statement or post-effective amendment as the case may be.

      (b) The Company will pay the required Commission filing fees relating to the Shares within the time period required by Rule 456(b) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations.

      (c) During the Prospectus Delivery Period, the Company will not file or make any amendment to the Registration Statement or any amendment or supplement to the Prospectus, any Incorporated Document or any Issuer Free Writing Prospectus in any case if the Underwriters shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if the Underwriters or counsel for the Underwriters shall reasonably and promptly object to such amendment or supplement.

      (d) The Company will deliver promptly to each Underwriter, at the Company's expense, conformed copies of the Registration Statement as originally filed with the Commission (without exhibits). The Company will deliver to each Underwriter, at the Company's expense, from time to time, as many copies of each Preliminary Prospectus, the Prospectus (as supplemented or amended) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Company hereby consents to the use, in accordance with the provisions of the Securities Act, Securities Act Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters, of such copies so furnished by the Company. If during the Prospectus Delivery Period (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Securities Act Regulations or the Exchange Act, the Company will notify the Underwriters and upon your request prepare promptly and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus, which will correct such statement or omission or effect such compliance.

      (e) The Company will obtain the consent of SunTrust on behalf of the Underwriters before making any offer of Shares that would constitute an Issuer Free Writing Prospectus or be required to filed as a Free Writing Prospectus pursuant to Rule 433(d) of the Securities Act Regulations, other than the Issuer Free Writing Prospectuses listed on Schedule II hereto. The Company will comply with Rule 433 of the Securities Act Regulations with regard to each Issuer Free Writing Prospectus.

      (f) If any event shall occur or condition exist as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, (i) would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or (ii) would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriters and upon your request prepare promptly and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance.

      (g) Promptly, from time to time, the Company will take such action, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

      (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds".

      (i) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date of this Agreement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations and covering a period of at least 12 months beginning after the date of this Agreement.

      (j) During the Prospectus Delivery Period, the Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

      (k) During a period ending three years from the date hereof, the Company will furnish to each of the Underwriters upon their request: (i) copies of all reports mailed to shareholders of the Company; and (ii) copies of all reports and financial statements furnished to or filed with the Commission, the NYSE, any other national securities exchange on which the capital stock of the Company is listed, in each case unless they are otherwise available on the Commission's EDGAR system.

      (l) For a period of 90 days after the date of the Prospectus (the "Lock-Up Period"), the Company will not, without the prior written consent of SunTrust (which consent may be withheld in its sole discretion), directly or indirectly,
(i) offer, pledge, sell, contract to sell (including without limitation any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" (in each case as defined in Section 16 of the Exchange Act and the rules and regulations thereunder) or otherwise dispose of or transfer any shares of Common Stock, the Company's Class A common stock, par value $0.50 per share (the "Class A Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock or Class A Stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock or Class A Stock, whether any such swap or transaction is to be settled by delivery of Common Stock, Class A Stock or other securities, in cash or otherwise or (iii) publicly announce an intention to do or file a registration statement under the Securities Act with respect to any of the foregoing, except (x) grants of employee stock options, restricted stock or stock appreciation rights with respect to the Company's Common Stock pursuant to the terms of a plan in effect on the date hereof and (y) issuances of the Company's Common Stock pursuant to the exercise of any employee stock options granted pursuant to the terms of a plan in effect on the date hereof; notwithstanding the foregoing, if (A) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, the Lock-Up Period will be extended unless SunTrust waives, in writing, such extension.

      (m) For a period of three years from the date hereof, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

      (n) If at any time during the 30-day period after the date of this Agreement, any publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus), the Company agrees to forthwith consult and cooperate with the Underwriters concerning the Company's response to or comment on such publication or event, subject in all cases to the Company's obligations under the Securities Act and the Exchange Act, and the rules promulgated thereunder, and the rules of the NYSE.

      Section 5. Covenants of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter as follows:

      (a) The Selling Shareholder will pay all taxes, if any, on the transfer and sale of the Shares to be sold by the Selling Shareholder.

      (b) The Selling Shareholder will do and perform all things to be done and performed by the Selling Shareholder hereunder prior to the Closing Time and, if applicable, the Date of Delivery, and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Shareholder.

      (c) The Selling Shareholder will not take, directly or indirectly, during the applicable "restricted period" as defined in Regulation M of the Commission, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares to be sold by or that violates Regulation M of the Commission in any respect.

      (d) The Shareholder acknowledges and agrees that the shares to be sold by the Selling Shareholder hereunder are subject to the interests of the Underwriters, and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of the Selling Shareholder, or the occurrence of any other event.

      (e) The Selling Shareholder will deliver to the Underwriters prior to the Closing Time a properly completed and executed U.S. Treasury Department Form W-9.

      (f) The Selling Shareholder will obtain the consent of SunTrust on behalf of the Underwriters before making any offer of Shares that would constitute a Selling Shareholder Free Writing Prospectus pursuant to Rule 433(d) of the Securities Act Regulations. The Selling Shareholder will comply with Rule 433 of the Securities Act Regulations with regard to each Selling Shareholder Free Writing Prospectus.

      Section 6. Underwriter Covenants. Each of the Underwriters represents that it has not made, and agrees that, without the prior written consent of the Company, it will not make any offer relating to the Shares that would constitute a Free Writing Prospectus; the Company and each of the Underwriters each represents and agrees that any such Free Writing Prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II hereto.

      Section 7. Payment of Expenses.

      (a) General. The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, as originally filed and as amended, each Preliminary Prospectuses, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; provided, however, that with respect to filing fees paid to the Commission in connection with the registration of Shares under the Securities Act, the Company shall pay only the portion of such fees attributable to the Shares offered by the Company, (ii) the preparation, printing and distribution of this Agreement and any instruments relating to any of the foregoing, (iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters), (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under the applicable state securities or Blue Sky laws in accordance with
Section 4(h) hereof, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith, provided, however, that with respect to any filing fees paid to any state regulatory authority, the Company shall pay only the portion of such fees attributable to Shares offered by the Company, (vi) the expenses and the portion of any filing fees incurred in connection with listing of the Shares on the NYSE that is attributable to the Shares offered by the Company, (vii) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Part II of the Registration Statement, (viii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares, and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. Except as provided in
Section 7 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

      (b) Selling Shareholder. The Selling Shareholder shall pay his pro rata portion of any filing fees attributable to the Shares offered by him (i) paid to the Commission in connection with the registration of the Shares under the Securities Act, (ii) paid to any state or regulatory authority in connection with the qualification of the Shares for offering and sale under state securities or Blue Sky laws as provided in Section 4(h) hereof, (iii) paid to the NYSE in connection with listing of the Shares and (iv) any transfer taxes imposed on the sale of the Shares to the Underwriters by the Selling Shareholder (other than transfer taxes on resales by the Underwriters).

      (c) Termination. If the Underwriters terminate this Agreement in accordance with the provisions of Section 8 or Section 11(a)(i)(A) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel for the Underwriters (but excluding wages and salaries of any in-house counsel employed by any Underwriter).

      Section 8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have severally agreed to purchase pursuant to this Agreement (whether Firm Shares at the Closing Time or, upon exercise of the option granted in Section 3, Option Shares on the Date of Delivery) are subject to the following conditions:

      (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); all filings required by Rule 433 of the Securities Act Regulations shall have been made, and no such filings shall have been made without the consent of SunTrust. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

      (b) The Underwriters shall have received the favorable opinion, dated such Closing Date, of Kilpatrick Stockton LLP, counsel for the Company and the Selling Shareholder, together with signed or reproduced copies of such opinions for each of the other Underwriters, substantially in the form of Exhibit B.

      (c) The Underwriters shall have received a favorable opinion from Alston & Bird LLP, counsel for the Underwriters, dated such Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (d) The Company and the Selling Shareholder shall have complied with all agreements and satisfied all conditions contained herein in all respects on their respective parts to be performed or satisfied at or prior to such Closing Date; and the representations and warranties of the Company set forth in Section 1 and of the Selling Shareholder in Section 2 shall be true and correct in all respects as though expressly made at and as of such Closing Date and the Underwriters shall have received certificates in form and substance satisfactory to counsel for the Underwriters, dated as of such Closing Date, executed by the Chief Executive Officer and the Chief Financial Officer of the Company (or such other officers as are acceptable to the Underwriters) and the Selling Shareholder to such effect and with respect to the following additional matters:

            (i) no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Disclosure Package or the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission under the Securities Act;

            (ii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

      (e) The Underwriters shall have received from Ernst & Young LLP a letter addressed to the Underwriters and dated the date hereof and such Closing Date, in form and substance satisfactory to the Underwriters, confirming that such firm is an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and containing such other statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements and financial and other information contained in the Registration Statement.

      (f) The Company shall have furnished to the Underwriters copies of agreements between the Company and the directors and executive officers of the Company in the form attached hereto as Exhibit A pursuant to which such persons agree generally not to transfer any equity securities of the Company beneficially owned by them or any securities convertible into, or exchangeable for, equity securities of the Company, on or before the 90th day after the date of this Agreement without your prior written consent.

      If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters on notice to the Company and the Selling Shareholder in writing of such termination at any time at or prior to such Closing Date, and such termination shall be without liability of any party to any other party, except as set forth in Section 11.

      Section 9. Indemnification and Contribution.

      (a) Subject to the limitations in this paragraph below, the Company will indemnify and hold harmless each Underwriter, its partners, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus, or the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 9(f) below. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have.

      (b) Subject to Section 9(g) of this Agreement, the Selling Shareholder will indemnify and hold harmless each Underwriter, its partners, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus, such Selling Shareholder Free Writing Prospectus or the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 9(f) below. This indemnity agreement shall be in addition to any liabilities that the Selling Shareholder may otherwise have.

      (c) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which the Company or any such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, such Issuer Free Writing Prospectus, such Selling Shareholder Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company and the Selling Shareholder by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 9(f) below, and will reimburse the Company or any such director, officer, the Selling Shareholder and any controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, the Selling Shareholder and any controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have.

      (d) Within ten days after receipt by an indemnified party under Section 9(a), 9(b) or 9(c) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission or any delay to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events the fees and expenses of one such counsel shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 9 is for any reason unavailable or insufficient, each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Shareholder on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Shareholder on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholder on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of subsection 9(e), the partners, directors, officers and employees and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

      (f) For purposes of this Section 9, the Underwriters severally confirm, and the Company and the Selling Shareholder acknowledge, that the first sentence of the second paragraph, the fifth paragraph and the eleventh paragraph under "Underwriting" in the Preliminary Prospectus and the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

      (g) The liability of the Selling Shareholder under this Section 9 shall be limited to an amount equal to the public offering price, less the underwriting discount, of the Shares sold by the Selling Shareholder to the Underwriters.

      Section 10. Representations and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, the Selling Shareholder and the Underwriters, set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company and the Selling Shareholder, any Underwriter or any representative, officer, director or any controlling person with respect to an Underwriter or the Company, and will survive delivery of and payment for the Shares or termination of this Agreement.

      Section 11. Termination.

      (a) This Agreement shall be subject to termination by you, if prior to the Closing Time or the Date of Delivery (if different from the Closing Date and then only as to the Option Shares), as the case may be, (i) (A) trading in securities generally on the NYSE or the Nasdaq Stock Market, or (B) trading in the Company's Common Stock on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal, New York or Georgia authorities,
(iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities or any other crisis or calamity after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering or the sale or payment for the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

      (b) The Underwriters may terminate this Agreement by notice to the Company and the Selling Shareholder at any time at or prior to the Closing Date in accordance with the last paragraph of Section 8 of this Agreement.

      (c) If this Agreement is terminated pursuant to the provisions of any subsection of this Section 11, such termination shall be without liability of any party to any other party, except that, notwithstanding any such termination,
(i) the provisions of Section 7 and Section 9 shall remain in effect, and (ii) if any Shares have been purchased hereunder, the representations and warranties in Section 1 and Section 2 and all obligations under Section 4 and Section 5 shall also remain in effect.

      Section 12. Default by One or More of the Underwriters.

      (a) If any Underwriter shall default in its obligation to purchase the Firm Shares that it has agreed to purchase hereunder, you may in your discretion arrange for you, another party, or other parties to purchase such Firm Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Shares, then the Company or the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Firm Shares, or the Company or the Selling Shareholder notifies you that it has so arranged for the purchase of such Firm Shares, you or the Company or the Selling Shareholder shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package, or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the Disclosure Package, or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Firm Shares.

      (b) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company or the Selling Shareholder as provided in subsection (a) above, the aggregate number of Firm Shares which remains unpurchased does not exceed 10% of the total number of Firm Shares then the Company shall have the right to require each non-defaulting Underwriter to purchase the Firm Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares which such Underwriter agreed to purchase hereunder) of the Firm Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      (c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company or the Selling Shareholder as provided in subsection (a) above, the number of Firm Shares which remains unpurchased exceeds 10%, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholder except for the expenses to be borne by the Company, the Selling

Shareholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      Section 13. Default by the Company or the Selling Shareholder. If the Company or the Selling Shareholder shall fail at any Closing Date to sell and deliver the respective aggregate number of Firm Shares that they are obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 7 and except that the provisions of Section 9 shall remain in effect. No action taken pursuant to this Section shall relieve the Company or the Selling Shareholder from liability, if any, in its default.

      Section 14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o SunTrust Robinson Humphrey, 3333 Peachtree Road, N.E., Atlanta, GA 30326, Attention: Gordon R. Watt, with a copy to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309,
Attention: M. Hill Jeffries, Esq., and notices to the Company and the Selling Shareholder shall be directed to Aaron Rents, Inc., 309 E. Paces Ferry Rd., NE, Atlanta, Georgia 30305, Attention: R. Charles Loudermilk, Sr., with a copy to Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, GA 30309,
Attention: W. Benjamin Barkley, Esq. Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

      Section 15. Parties. This Agreement is made solely for the benefit of the Underwriters, the Selling Shareholder and the Company and, to the extent so provided, the partners, directors, officers and employees of the Underwriters and any person controlling any of the Underwriters, the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 12, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

      Section 16. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia without reference to choice of law principles thereunder. Specified time of the day refers to United States Eastern Time, unless otherwise specified.

      Section 17. Counterparts. This Agreement may be executed in any number of counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Shareholder and the Underwriters in accordance with its terms. It is understood that your acceptance of this Agreement on behalf of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which will be submitted to the Company and Selling Shareholder for examination upon request, but without warranty on the part of SunTrust as to the authority of the signers thereof.

                         Very truly yours,

                         AARON RENTS, INC.

                         By: ___________________________________________________
                         Name: _________________________________________________
                         Title: ________________________________________________




                         _______________________________________________________
                         R. Charles Loudermilk, Sr., in his individual capacity




Confirmed and accepted in Atlanta, Georgia, as of the date first above written, by SunTrust Capital
Markets, Inc. on behalf of the Underwriters named in Schedule I hereto.

       By: ___________________________________________
       Name: _________________________________________
       Title: ________________________________________

                                   SCHEDULE I


NAME                                          NUMBER OF SHARES
-------------------------------------------   ----------------
SunTrust Capital Markets, Inc. ............      1,300,000
Morgan Keegan & Company, Inc. .............      1,000,000
Stifel, Nicolaus & Company, Incorporated...        800,000
Wachovia Capital Markets, LLC..............        500,000
BB&T Capital Markets, a division of
       Scott and Stringfellow, Inc. .......        400,000
                                              ----------------
     Total ................................      4,000,000
                                              ================

                                   Schedule I

                                   SCHEDULE II
                            FREE WRITING PROSPECTUSES

Final Term Sheet filed with the Commission on May 18, 2006

                                  Schedule II

                                  SCHEDULE III
                               PRICING INFORMATION

Issuer                              Aaron Rents, Inc.

Common stock offered:
     By the issuer                   3,000,000  shares
     By the selling shareholder      1,000,000  shares

Overallotment option:
     From the issuer                 450,000  shares
     From the selling shareholder    150,000  shares

Public offering price                $25.75 per share

Underwriting discount
                                                                                Per share
                                                                                ---------
                                 Gross spread                                    $1.2875
                                 Selling concession                                .77
                                 Reallowance                                       .10

Settlement and delivery date:    May 24, 2006

Use of proceeds                  Repayment of approximately
                                 $73.0 million of the issuer's
                                 outstanding bank debt.

Underwriters                     SunTrust Capital Markets, Inc.                 1,300,000
                                 Morgan Keegan & Company, Inc.                  1,000,000
                                 Stifel, Nicolaus & Company, Incorporated         800,000
                                 Wachovia Capital Markets, LLC                    500,000
                                 BB&T Capital Markets, A division of Scott &
                                  Stringfellow, Inc.                              400,000
                                                                                ---------
                                 Total                                          4,000,000
                                                                                =========

                                  Schedule III

                                  SCHEDULE 2(j)
                                  SUBSIDIARIES

                  SUBSIDIARY                      JURISDICTION OF INCORPORATION
-----------------------------                     ------------------------------
Aaron Investment Company                                     Delaware
Aaron Rents, Inc. Puerto Rico                                Puerto Rico

                                 Schedule 2(j)

                                    EXHIBIT A
                            FORM OF LOCK-UP AGREEMENT

                                                              ________ __, 2006

SunTrust Capital Markets, Inc.
Morgan Keegan & Company, Inc.
Stifel Nicolaus & Company, Incorporated
Wachovia Capital Markets, LLC
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
c/o  SunTrust Capital Markets, Inc.
     3333 Peachtree Road, NE
     Atlanta, Georgia 30326

         Re:      Proposed Public Offering by Aaron Rents, Inc.

Dear Sirs:

The undersigned, a shareholder, officer and/or director of Aaron Rents, Inc., a Georgia corporation ("Aaron Rents"), understands that SunTrust Capital Markets, Inc. ("SunTrust"), Morgan Keegan & Company, Inc., Stifel Nicolaus & Company, Incorporated, Wachovia Capital Markets, LLC and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (collectively, the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Aaron Rents and R. Charles Loudermilk, Sr. providing for the public offering of shares of Aaron Rents common stock, par value $0.50 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer and/or director of Aaron Rents for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period of 90 days from the date of the Prospectus (as defined in the Underwriting Agreement), the undersigned will not, without the prior written consent of SunTrust (which consent may be withheld in its sole discretion), directly or indirectly, (i) offer, pledge, sell, contract to sell (including without limitation any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, establish or increase a "put equivalent position" or liquidate or decrease a "call equivalent position" (in each case as defined in Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) or otherwise dispose of or transfer any shares of Aaron Rents' Common Stock, Class A common stock, par value $0.50 per share (the "Class A Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock or Class A Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock or Class A Stock, whether any such swap or

                                   Exhibit A
transaction is to be settled by delivery of Common Stock, Class A Stock or other securities, in cash or otherwise or (iii) publicly announce an intention to do any of the foregoing.

      Notwithstanding the foregoing, if:

      (1) during the last 17 days of the 90-day lock-up period, Aaron Rents issues an earnings release or material news or a material event relating to Aaron Rents occurs; or

      (2) prior to the expiration of the 90-day lock-up period, Aaron Rents announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless SunTrust waives, in writing, such extension.

      The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by SunTrust to Aaron Rents (in accordance with the terms of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to Aaron Rents and will not consummate such transaction or take any such action unless it has received written confirmation from Aaron Rents that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

      In furtherance of the foregoing, Aaron Rents and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Stock or Class A Stock, if such transfer would constitute a violation or breach of this letter.

                                         Very truly yours,

                                         Signature:____________________________

                                         Print Name: __________________________

                                   Exhibit A

                                    Exhibit B

                   FORM OF OPINION OF KILPATRICK STOCKTON LLP

                                    Exhibit B